UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                ----------------------------------------------

                               AMENDMENT NO. 1
                                     TO
                                  FORM 10
                 GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF
                     THE SECURITIES EXCHANGE ACT OF 1934
                ----------------------------------------------

                          STILWELL FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

                   DELAWARE			               	   43-1804048
           (State or other jurisdiction	    			(I.R.S. Employer
       of incorporation or organization)	     Identification No.)


             114 WEST 11TH STREET, KANSAS CITY, MISSOURI 64105
                  (Address of principal executive offices)

                                  816-983-1237
              Registrant's Telephone Number Including Area Code

             ---------------------------------------------------

     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class to               Name of Each Exchange on Which
         be Registered                     each Class is to be Registered
      ----------------------               ------------------------------
    	Common Stock, par value                 New York Stock Exchange
         $.01 per share

   	Preferred Stock Purchase                New York Stock Exchange
            Rights

  Securities to be registered pursuant to Section 12(g) of the Act: None

                             EXPLANATORY NOTE

     This Amendment No. 1 to Form 10 Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the Distribution (as hereinafter described) and the related transactions contemplated to occur prior to or contemporaneously with the Distribution will be consummated as contemplated by the Information Statement which is a part of this Registration Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

               (Remainder of page intentionally left blank.)

                             STILWELL FINANCIAL, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                      AND INCORPORATED HEREIN BY REFERENCE

             CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                             AND ITEMS OF FORM 10


1.	BUSINESS

          Summary; Introduction; Risk Factors; The Distribution;
Management's Discussion and Analysis of Financial Condition and Results of Operations; Business; Index to Financial Statements

2.	FINANCIAL INFORMATION

          Summary - Summary Financial and Operating Data; Risk Factors; Selected Financial and Operating Data; Financing; Management's Discussion and Analysis of Financial Condition and Results of Operations; Index to Financial Statements; Exhibit 27 - Financial Data Schedule

3.	PROPERTIES

          	Business - Properties

4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The Distribution; Management; Principal Stockholders and Stock Owned Beneficially by Stilwell's Directors and Certain Executive Officers

5.	DIRECTORS AND EXECUTIVE OFFICERS

          Summary; Risk Factors; The Distribution; Relationship Between
KCSI and Stilwell After the Distribution; Management; Description of Capital
Stock

6.	EXECUTIVE COMPENSATION

          Relationship Between KCSI and Stilwell After the Distribution; Management; Principal Stockholders and Stock Owned Beneficially by Stilwell's Directors and Certain Executive Officers

7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Summary; Introduction; Risk Factors; The Distribution;
Relationship Between KCSI and Stilwell After the Distribution; Management; Certain Relationships and Related Transactions; Index to Financial Statements

8.	LEGAL PROCEEDINGS

          Business - Legal Matters

9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

          Summary; Introduction; Risk Factors; The Distribution;
Management; Principal Stockholders and Stock Owned Beneficially by Stilwell's Directors and Certain Executive Officers; Description of Capital Stock

10.	RECENT SALES OF UNREGISTERED SECURITIES

          Not Applicable

11.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          Description of Capital Stock; Exhibit 3.1.1 - Form of Amended and Restated Certificate of Incorporation of Stilwell Financial, Inc.; Exhibit
3.1.2 - Form of Certificate of Designation; Exhibit 3.2 - Form of Amended and Restated Bylaws of Stilwell Financial, Inc.; Exhibit 4.2.1 - Form of Stockholders' Rights Agreement

12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Management; Description of Capital Stock; Exhibit 3.1.1 - Form of Amended and Restated Certificate of Incorporation of Stilwell Financial, Inc.; Exhibit 3.2 - Form of Amended and Restated Bylaws of Stilwell Financial, Inc.; Exhibit 10.1 - Representative Director Indemnification Agreement; Exhibit 10.2 - Representative Officer Indemnification Agreement

13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         Summary - Summary Financial and Operating Data; Capitalization; Selected Financial and Operating Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; Index to Financial Statements

14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
    FINANCIAL DISCLOSURE

          Not Applicable

15.	FINANCIAL STATEMENTS AND EXHIBITS

    (a)	The Financial Statements filed as a part of this Registration
        Statement on Form 10 are listed on the Index to Financial
        Statements contained on page F-1 of the Information Statement (Exhibit 99.1) forming a part hereof.

    (b)	Exhibits to Registration Statement on Form 10.
        The exhibit list included in this Form 10 is incorporated by reference in response to this Item 15(b).

                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   STILWELL FINANCIAL, INC.

October 18, 1999	                  By:  /s/ Landon H. Rowland
                                   ---------------------------------------
                                   Name:  Landon H. Rowland
                                   Title: Chairman of the Board, President
                           							 and Chief Executive Officer

                                 EXHIBIT INDEX

EXHIBIT NO.	                			   DESCRIPTION

3.1.1 *    	Form of Delaware Certificate of Incorporation of Stilwell
            Financial, Inc. as Amended and Restated on [    ], 1999 is
            attached as Exhibit 3.1.1.

3.1.2 *    	Form of Certificate of Designation dated [       ], 1999
            establishing Series A Preferred Stock is attached as Exhibit
            3.1.2.

3.2 *	     	Form of Bylaws of Stilwell Financial, Inc. as Amended and
            Restated on [     ], 1999 is attached as Exhibit 3.2.

4.1 @     		Form of Certificate representing Stilwell Financial, Inc. Common
            Stock is attached as Exhibit 4.1.

4.2.1 *    	Form of Stockholders' Rights Agreement, dated as of [      ],
            1999 between Stilwell Financial, Inc. and UMB Bank, N.A., as Rights Agent, is attached as Exhibit 4.2.1.

4.2.2 *	    Form of Certificate of Designation establishing Series A
            Preferred Stock attached hereto as Exhibit 3.1.2 is hereby incorporated by reference as Exhibit 4.2.2.

4.3 *     		Article FOURTH, Article FIFTH, Article SIXTH, Article SEVENTH and
            Article ELEVENTH of Exhibit 3.1.1 are hereby incorporated by reference as Exhibit 4.3.

4.4 *     		Article II, Article III, Section 2 and Article V of Exhibit 3.2
            are hereby incorporated by reference as Exhibit 4.4.

10.1 *	     Representative Director Indemnification Agreement is attached as
            Exhibit 10.1 with schedule.

10.2 *     	Representative Officer Indemnification Agreement is attached as
            Exhibit 10.2 with schedule.

10.3 *     	Intercompany Agreement, dated as of August 16, 1999 between
            Kansas City Southern Industries, Inc. and Stilwell Financial, Inc. is attached as Exhibit 10.3.

10.4 *     	Tax Disaffiliation Agreement, dated as of August 16, 1999,
            between Kansas City Southern Industries, Inc. and Stilwell Financial, Inc. is attached as Exhibit 10.4.

10.5.1     	The Registration Rights Agreement, dated October 24, 1995, by and between DST Systems, Inc. and Kansas City Southern Industries,
            Inc., which is attached as Exhibit 4.1 to the DST Systems, Inc. Registration Statement on Form S-1 dated October 30, 1995, as amended (Commission file no. 33-96526), is hereby incorporated by reference as Exhibit 10.5.1. This Agreement has been assigned pursuant to an Assignment, Consent and Acceptance Agreement, dated August 10, 1999.

10.5.2 *   	Amendment to Registration Rights Agreement, dated June 30, 1999, by and between DST Systems, Inc. and Kansas City Southern Industries, Inc. is attached as Exhibit 10.5.2. This Amendment has been assigned pursuant to an Assignment, Consent and Acceptance Agreement, dated August 10, 1999.

 10.6.1 *  	Form of Employment Agreement dated [________] by and between
            Stilwell Financial, Inc. and Landon H. Rowland, is attached as
            Exhibit 10.6.1

10.6.2 *   	Form of Employment Agreement dated [________] by and between
            Stilwell Financial, Inc. and Joseph D. Monello, is attached as
            Exhibit 10.6.2

10.6.3 *   	Form of Employment Agreement dated [________] by and between
            Stilwell Financial, Inc. and Danny R. Carpenter, is attached as
            Exhibit 10.6.3

10.6.4 *   	Form of Employment Agreement dated [________] by and between
            Stilwell Financial, Inc. and Anthony P. McCarthy is attached as
            Exhibit 10.6.4

10.7.1 +*	  Stock Purchase Agreement, dated April 13, 1984, by and among
            Kansas City Southern Industries, Inc., Thomas H. Bailey, William
            C. Mangus, Bernard E. Niedermeyer III, Michael Stolper, and Jack
            R. Thompson is attached as Exhibit 10.7.1.

10.7.2 +*  	Amendment to Stock Purchase Agreement, dated January 4, 1985, by and among Kansas City Southern Industries, Inc., Thomas H.
            Bailey, Bernard E. Niedermeyer III, Michael Stolper, and Jack R. Thompson is attached as Exhibit 10.7.2.

10.7.3 +*  	Second Amendment to Stock Purchase Agreement, dated March 18,
            1988, by and among Kansas City Southern Industries, Inc., Thomas
            H. Bailey, Michael Stolper, and Jack R. Thompson is attached as
            Exhibit 10.7.3.

10.7.4 +*	  Third Amendment to Stock Purchase Agreement, dated February 5,
            1990, by and among Kansas City Southern Industries, Inc., Thomas
            H. Bailey, Michael Stolper, and Jack R. Thompson is attached as
            Exhibit 10.7.4.

10.7.5 +*  	Fourth Amendment to Stock Purchase Agreement, dated January 1,
            1991, by and among Kansas City Southern Industries, Inc., Thomas
            H. Bailey, Michael Stolper, and Jack R. Thompson is attached as
            Exhibit 10.7.5.

10.8 *     	Stilwell Financial, Inc. 1998 Long Term Incentive Stock Plan as
            Amended and Restated on August 11, 1999, is attached as Exhibit
            10.8.

10.9 *     	Stilwell Executive Plan dated August 11, 1999 is attached as
            Exhibit 10.9.

21 *      		List of Stilwell Financial, Inc. Subsidiaries is attached as
            Exhibit 21.

27 *      		Financial Data Schedule is attached as Exhibit 27.

99.1      		Stilwell Financial, Inc. Information Statement, as amended, dated
            October 18, 1999 is attached as Exhibit 99.1.

99.2 @	     Solvency and Surplus Opinion of Duff & Phelps, L.L.C. is attached as Exhibit 99.2.

99.3      		The consolidated financial statements and related notes, together with the Report of Independent Accountants, of DST Systems, Inc.
            (an approximate 32% owned affiliate of Stilwell accounted for under the equity method) for the years ended December 31, 1996,
            1997 and 1998, which are included in the DST Systems, Inc. Annual
            Report on Form 10-K for the year ended December 31, 1998
            (Commission File No. 1-14036) are incorporated by reference in this Information Statement.

* Previously filed.

@ To be filed by amendment

+ This agreement and the amendments thereto have not been assigned to Stilwell Financial, Inc. ("Stilwell"). Pursuant to the Intercompany Agreement attached as Exhibit 10.3, Stilwell is obligated to Kansas City Southern Industries, Inc. ("KCSI") in the same manner that KCSI is obligated under this agreement and Stilwell has the right to any benefits and assets received by KCSI under such agreement.